EXHIBIT 5.1

             OPINION OF DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.






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[LETTERHEAD OF DILL DILL CARR STONBRAKER & HUTCHINGS]
                                                                  DANIEL J. CARR
                                                                  JOHN J. COATES
                                                                 KEVIN M. COATES
                                                                    H. ALAN DILL
                                                                  ROBERT A. DILL
455 SHERMAN STREET, SUITE 300                                     THOMAS M. DUNN
DENVER, COLORADO 80203                                         JOHN A. HUTCHINGS
PHONE: 303-777-3737                                               STEPHEN M. LEE
FAX: 303-777-3823                                              FAY M. MATSUKAGE*
                                                                  ADAM P. STAPEN
                                                                  JON STONBRAKER
                                                                 CRAIG A. STONER
                                                               FELICITY TOMPKINS
DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.                    PATRICK D. TOOLEY
                                                        *Also licensed in Nevada




June 8, 2004

China Pharmaceuticals Corporation
3753 Howard Hughes Parkway, Suite 200
Las Vegas, Nevada 89109

Gentlemen:

You have requested our opinion as counsel for China Pharmaceuticals Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, of the reoffer of 3,625,000 shares of Common Stock issued under stock grants.

We have reviewed your Certificate of Incorporation, Bylaws, and such other corporate records, documents, and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion. We have also examined the Registration Statement of your company on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about June 8, 2004 (the "Registration Statement").

On the basis of such examination, we are of the opinion that, upon issuance and sale in the manner described in the Registration Statement, the shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.

DILL DILL CARR STONBRAKER
 & HUTCHINGS, P.C.